Exhibit 99.1

News Release

ascena retail group, Inc. reports

First quarter 2014 results

– GAAP EPS $0.32; adjusted eps $0.36 –

– Total COMPARABLE SALES INCREASED 4% –

– COMPANY rEaffirms fISCAL 2014 EARNINGS GUIDANCE –

SUFFERN, NY – December 2, 2013 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal first quarter ended October 26, 2013.

For the first quarter of Fiscal 2014, earnings from continuing operations were $0.33 per diluted share, while losses from discontinued operations were $0.01 per diluted share. This compares to earnings from continuing operations of $0.29 per diluted share and losses from discontinued operations of $0.02 per diluted share in the same period of Fiscal 2013. Adjusted earnings from continuing operations in the first quarter of Fiscal 2014 were $0.36 per diluted share, compared to $0.39 per diluted share in the prior year’s first quarter. The decrease in diluted earnings per share was primarily due to increased depreciation expense from growth and infrastructure investments. Reference should be made to Note 2 in the accompanying unaudited consolidated financial information for a discussion of the use of “Non-GAAP Financial Measures.”

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “We were pleased that our top line momentum continued into the first quarter, with all of our brands generating positive total comps. We also continued to make progress on our strategic priorities during the quarter, including our synergy initiatives, which will position the business for long term growth.”

“We expect the retail environment to be challenging for the foreseeable future, with a highly promotional holiday season. We have taken a conservative approach to planning inventory, and have developed promotional contingencies to ensure we end the season clean. Regardless of the environment, our teams are focused on driving profitable growth, and we feel that our brands are well positioned for success.”

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls and boys, under the Justice and Brothers brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States, Puerto Rico and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.shopjustice.com, www.lanebryant.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.cacique.com and www.shopbrothers.com.

Fiscal First Quarter Results

Net sales for the first quarter of Fiscal 2014 increased 5% to $1.197 billion, compared to $1.138 billion in the prior year’s first quarter. This growth was driven by a consolidated total comparable sales increase of 4% for the quarter versus the prior year.

Consolidated comparable store sales increased 2% for the period. Consolidated e-commerce sales increased by 27% to $106 million.

The Company’s comparable sales data for the fiscal first quarter is summarized below:

	Total	Net Sales (millions)
	Comparable Sales	October 26, 2013	October 27, 2012
Justice	3%	$372.5	$358.3
Lane Bryant	7%	247.7	229.8
maurices	2%	242.1	224.6
dressbarn	1%	257.2	252.0
Catherines	11%	77.1	72.8
Total Company	4%	$1,196.6	$1,137.5

Ascena store comparable sales	2%
Ascena e-commerce comparable sales	27%

Gross margin for the first quarter of Fiscal 2014 increased to $710.0 million, or 59.3% of sales, compared to $656.6 million, or 57.7% of first quarter sales last year on a reported basis. On an adjusted basis, gross margin for the first quarter of Fiscal 2013 was $676.5 million, or 59.5% of sales. The slight gross margin rate decrease on an adjusted basis was primarily due to increased promotional activity.

Buying, distribution and occupancy (“BD&O”) costs for the first quarter of Fiscal 2014 were $219.3 million, or 18.3% of sales, compared to $206.8 million, or 18.2% of first quarter sales last year. The Company continues to anticipate the capture of certain integration-related efficiencies in its distribution structure over time as it implements its centralized logistics and distribution strategy.

Selling, general and administrative (“SG&A”) expenses for the first quarter of Fiscal 2014 were $353.2 million, or 29.5% of sales, compared to $332.9 million, or 29.3% of first quarter sales last year on a reported basis. The increase is largely due to a duplicative overhead structure relating to the acquisition of Charming Shoppes, Inc. (the “Charming Acquisition”), marketing, and investments in e-commerce capabilities.

Operating income for the first quarter of Fiscal 2014 was $85.6 million, or 7.2% of sales, compared to $72.9 million, or 6.4% of sales last year. On an adjusted basis, operating income for the first quarter of Fiscal 2014 was $93.8 million, or 7.8% of sales compared to $99.2 million, or 8.7% of sales last year. Flow through on higher sales was offset by a slight decline in gross margin rate and increased operating expenses and depreciation.

The effective tax rate for the first quarter of Fiscal 2014 was 35.4%, which was lower than the Company’s expectations due to benefits related to discrete items. The effective tax rate was 32.5% in the first quarter of Fiscal 2013.

Income from continuing operations for the first quarter of Fiscal 2014 was $54.3 million as compared to $46.2 million in the prior year’s first quarter. Adjusted income from continuing operations for the first quarter of Fiscal 2014 was $59.5 million, as compared to $62.8 million in the prior year’s first quarter.

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Fiscal First Quarter Balance Sheet Highlights

The Company ended the first quarter of Fiscal 2014 with cash and investments of $205.7 million and total debt of $188.6 million, compared to $189.4 million of cash and investments and $135.6 million of debt at the end of Fiscal 2013.

Reaffirms Fiscal Year 2014 Earnings Guidance

The Company reaffirms guidance for adjusted earnings per diluted share from continuing operations for the fiscal year ending July 2014 in the range of $1.25 to $1.30. This guidance excludes any one-time, acquisition-related integration and restructuring costs that may be incurred during the fiscal year. The Company noted that its guidance is based upon the following key assumptions:

-	Total comparable sales are expected to increase low single digits
-	The Company’s effective tax rate is expected to increase for the remainder of the year for a full year estimated tax rate of 38.5%
-	Investment in capital expenditures is assumed to be in the range of $425 to $450 million
-	New store openings are planned to be 180 to 190 stores, with 130 to 140 store closures

Conference Call Information

The Company will conduct a conference call today, December 2, 2013, at 4:30 PM Eastern Time to review its first quarter of Fiscal 2014 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 213-8894 prior to the start time, the passcode is 65362500. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until January 2, 2014 by dialing (617) 801-6888, the passcode is 82654456.

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Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Financial Results

Ascena’s financial results for its fiscal first quarter ended October 26, 2013 reflect certain acquisition-related integration and restructuring costs in connection with the Charming Acquisition. Additionally, the Company also incurred in Fiscal 2014 certain charges related to accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for the first quarter of both Fiscal 2014 and Fiscal 2013, which exclude the effect of such costs, have been presented to supplement the reported results for each period. Reference should be made to Note 2 of the unaudited consolidated financial information included elsewhere in this release for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(845) 369-4600

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@icrinc.com

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	First Quarter Ended
	October 26, 2013	% of Net Sales	October 27, 2012	% of Net Sales
Net sales	$1,196.6	100.0%	$1,137.5	100.0%
Cost of goods sold	(486.6)	(40.7%)	(480.9)	(42.3%)
Gross margin	710.0	59.3%	656.6	57.7%
Other costs and expenses:
Buying, distribution and occupancy expenses	(219.3)	(18.3%)	(206.8)	(18.2%)
Selling, general and administrative expenses	(353.2)	(29.5%)	(332.9)	(29.3%)
Acquisition-related, integration and restructuring costs	(5.3)	(0.4%)	(6.4)	(0.6%)
Depreciation and amortization expense	(46.6)	(3.9%)	(37.6)	(3.3%)
Operating income	85.6	7.2%	72.9	6.4%
Interest expense	(1.5)	(0.1%)	(4.8)	(0.4%)
Interest and other income (expense), net	--	--	0.3	--
Income from continuing operations before provision for income taxes	84.1	7.0%	68.4	6.0%
Provision for income taxes from continuing operations	(29.8)	(2.5%)	(22.2)	(1.9%)
Income from continuing operations	54.3	4.5%	46.2	4.1%
Loss from discontinued operations, net of taxes	(1.7)	(0.1%)	(3.1)	(0.3%)
Net income	$52.6	4.4%	$43.1	3.8%

Net income (loss) per common share - basic:
Continuing operations	$0.34		$0.30
Discontinued operations	($0.01)		($0.02)
Total net income per basic common share	$0.33		$0.28

Net income (loss) per common share - diluted:
Continuing operations	$0.33		$0.29
Discontinued operations	($0.01)		($0.02)
Total net income per diluted common share	$0.32		$0.27

Weighted average common shares outstanding:
Basic	159.4		155.0
Diluted	164.1		161.3

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Balance Sheets (Unaudited)

(millions)

	October 26, 2013	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$202.0	$186.4
Short-term investments	3.7	3.0
Inventories	633.5	540.9
Assets related to discontinued operations	6.4	38.8
Deferred tax assets	54.5	53.0
Prepaid expenses and other current assets	104.8	120.7
Total current assets	1,004.9	942.8
Property and equipment, net	904.5	824.8
Goodwill	581.4	581.4
Other intangible assets, net	450.5	451.1
Other assets	77.3	71.6
Total Assets	$3,018.6	$2,871.7
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$264.1	$259.2
Accrued expenses and other current liabilities	315.6	301.4
Deferred income	58.9	61.2
Liabilities related to discontinued operations	19.4	21.5
Income taxes payable	8.6	8.7
Current portion of long-term debt	0.6	0.6
Total current liabilities	667.2	652.6
Long-term debt	188.0	135.0
Lease-related liabilities	244.1	242.9
Deferred income taxes	138.4	131.7
Other non-current liabilities	152.7	153.1
Total liabilities	1,390.4	1,315.3
Equity	1,628.2	1,556.4
Total Liabilities and Equity	$3,018.6	$2,871.7

See accompanying notes.

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Ascena Retail Group, Inc.

Segment Information (Unaudited)

(millions)

	First Quarter Ended
	October 26, 2013	October 27, 2012
Net sales:
Justice	$372.5	$358.3
Lane Bryant	247.7	229.8
maurices	242.1	224.6
dressbarn	257.2	252.0
Catherines	77.1	72.8
Total net sales	$1,196.6	$1,137.5

	First Quarter Ended
	October 26, 2013	October 27, 2012
Operating income (loss):
Justice	$51.9	$56.3
Lane Bryant	(4.1)	(17.0)
maurices	28.1	29.6
dressbarn	9.1	9.0
Catherines	5.9	1.4
Subtotal	90.9	79.3
Less unallocated acquisition-related, integration and restructuring costs	(5.3)	(6.4)
Total operating income	$85.6	$72.9

See accompanying notes.

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Ascena Retail Group, Inc.

Notes to Consolidated Financial Information (Unaudited)

Note 1. Basis of Presentation

Discontinued Operations

In connection with the June 2012 acquisition of Charming Shoppes, Inc. (the “Charming Acquisition”), certain acquired businesses have been classified as a component of discontinued operations within the consolidated financial statements.

In particular, the Company announced, contemporaneously with the closing of the Charming Acquisition, its intent to cease operating the acquired Fashion Bug business. The Fashion Bug business, consisting of approximately 600 retail stores, ceased operations in February 2013.

In addition, the Company also announced, contemporaneously with the closing of the Charming Acquisition, its intent to sell the acquired Figi’s business, which markets food and specialty gift products. The Company closed on the sale of the net assets of the Figi’s business in October 2013.

Those businesses have been classified as discontinued operations within the unaudited consolidated financial statements. As such, assets and liabilities relating to discontinued operations have been segregated and separately disclosed in the balance sheet as of the end of each period. In turn, operating results for those businesses have also been segregated and reported separately in the statement of operations for Fiscal 2014 and Fiscal 2013.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided Fiscal 2014 and Fiscal 2013 financial measures in this press release that reflect certain acquisition-related integration and restructuring costs in connection with the Charming Acquisition. Additionally, the Company also incurred certain charges for the accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information below is presented for the Company’s continuing operations.

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(in millions, except per share amounts)	First Quarter
	FY 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$84.1	$29.8	$54.3	$0.33
Adjustments:
Acquisition-related integration and restructuring costs	5.3	1.9	3.4	0.02
Accelerated depreciation related to integration	2.9	1.1	1.8	0.01
Adjusted basis – continuing operations	$92.3	$32.8	$59.5	$0.36

	First Quarter
	FY 2013
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$68.4	$22.2	$46.2	$0.29
Adjustments:
Non-recurring inventory purchase accounting adjustments	19.9	7.4	12.5	0.08
Acquisition-related integration and restructuring costs	6.4	2.3	4.1	0.02
Adjusted basis – continuing operations	$94.7	$31.9	$62.8	$0.39

Gross margin:

(in millions)	First Quarter
	FY 2014	FY 2013
Reported basis	$710.0	$656.6
Adjustments:
Non-recurring inventory purchase accounting adjustments	--	19.9
Adjusted basis	$710.0	$676.5

Operating income:

(in millions)	First Quarter
	FY 2014	FY 2013
Reported basis	$85.6	$72.9
Adjustments:
Non-recurring inventory purchase accounting adjustments	--	19.9
Acquisition-related integration and restructuring costs	5.3	6.4
Accelerated depreciation related to integration	2.9	--
Adjusted basis	$93.8	$99.2

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